EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 15, 2006, relating to the financial statements of JDA Software Group, Inc. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of JDA Software Group, Inc. for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
Phoenix, Arizona
September 18, 2006